Exhibit 32.1

Certification

Purusant to 18 U.S.C. § 1350, the undersigned officer of Alcan Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's report on Form 10-K/A amending the annual report on Form 10-K for the fiscal period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
September 11, 2003	/s/ Travis Engen
Travis Engen President and Chief Executive Officer